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IDS Tax-Exempt Bond Fund, Inc.
File No. 2-57328/811-2686

EXHIBIT INDEX

Exhibit (h)(3):  License Agreement between Registrant and IDS Financial
                 Corporation dated Jan. 25, 1988.